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                                                                 Exhibit 13 (ii)

                                  ROPES & GRAY
                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2624
                                 (617) 951-7000



                                                April 28, 1998


New England Variable Annuity Fund I
Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

     We hereby consent to being named as counsel to New England Variable Annuity Fund I (the "Fund") on the back panel of the Prospectus included in Post-Effective Amendment No. 3 to the Fund's Registration Statement (No. 333-11137) under the Securities Act of 1933.


                                                Very truly yours,

                                                Ropes & Gray